UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2014 (May 19, 2014)

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 19, 2014, On Track Innovations Ltd. (the “Company”) held its Extraordinary General Meeting of Shareholders (the “Meeting”).

Of the 33,148,367 total shares of common stock of the Company that were issued and outstanding on April 10, 2014, the record date for the Meeting, 10,695,856 shares, constituting 32.27% of the total outstanding shares, were represented in person or by proxy at the Meeting. Hence, no legal quorum existed to hold the Meeting according to the Company’s articles of association, and the Meeting was dissolved and stands adjourned to the same day of the following week, Monday, May 26, 2014, at the same time, 17:00 IST (10:00 A.M. EST) and same place, at the Company’s offices at ZHR Industrial Zone, Rosh Pina, Israel.

If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the adjourned meeting, the shareholders then present at such adjourned meeting shall nevertheless constitute a quorum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: May 21,2014	By:	/s/ Ofer Tziperman
Name: Ofer Tziperman
Title: Chief Executive Officer